CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our reports dated January 8, 2003 of General Government Securities Money Market Fund and General Treasury Prime Money Market Fund, which is incorporated by reference in this Registration Statement (Form N-1A 002-77207 and 811-03456) of General Government Securities Money Market Funds, Inc.






                                        ERNST & YOUNG LLP


New York, New York
March 20, 2003